UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

MVP REIT, Inc., (“MVP”) through its wholly owned entity, MVP St. Louis Convention Plaza, LLC, a Nevada limited liability company, announced that it has closed on the purchase of a parking lot for approximately $2.575 million in cash.

The parking lot is located at 1010 Convention Plaza, St. Louis, Missouri (the “Lot”).  The Lot consists of 55,021 square feet and has 221 parking spaces.  The Lot is adjacent to the St Louis convention center, is zoned I-CBD (Central Business District) and allows for a maximum building height of 200 feet.

The Lot will be leased by SP Plus Corporation under a NN agreement. SP Plus Corporation will pay annual rent of $185,000.  In addition, the lease provides a two tier participation with MVP receiving 65% of gross receipts between $280,000-$349,999 and 50% of gross receipts over $350,000. The term of the lease will be for 5 years with a 5 year option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress
Chief Financial Officer